BYE - LAWS

                                       of



                                   EARTH LTD.
                                ("the Company")


Infinex International Ltd. the subscriber to the Memorandum of Association of the Company, hereby subscribes its name to the attached Bye-Laws of the Company and has affixed its common seal under the hands of its duly authorised officers on the 19th day of June, 1997


The Common Seal of
Infinex International Ltd.
was affixed in the presence of



---------------------------
Director


---------------------------
Director



                              Bye-laws prepared by:
                         Ardon Management Services Ltd.
                                Cedarpark Centre
                                 48 Cedar Avenue
                                 Hamilton HM 11
                                     Bermuda


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                                        2

                                    BYE-LAWS

                                       OF

                                   EARTH LTD.


                                     INDEX
                                     -----

Bye-Law No.                        Subject
-----------                        -------

1                                  Interpretation

2-9                                Share Capital and Variation of Rights

10-13                              Lien

14-20                              Calls on Shares

21                                 Registration of Members

22-30                              Transfer and Transmission of Shares

31-37                              Forfeiture of Shares

38-40                              Alteration of Capital

41-46                              Meetings of the Company

47-53                              Voting at Meetings

54-72                              Directors

73                                 Minutes

74-76                              Officers other than Directors

77-81                              Dividends

82-83                              Capitalization of Profits and Reserves

84-88                              Borrowing Powers



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                                       3


Bye-Law No.                        Subject
-----------                        -------

89-91                              Accounts

92-95                              Audit

96-99                              Notices

100                                Winding-up

101                                Seal

102                                Alteration of Bye-Laws

103                                Forms

104                                Indemnity



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                                       4


                                    BYE-LAWS

                                       of


                                   EARTH LTD.

                                 INTERPRETATION

INTERPRETATION
1. In these Bye-Laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

     "The Act" means "The Companies Act, 1981";

     "The Company" means the Company by which these Bye-Laws are approved and confirmed;

     "The Directors" mean the Directors for the time being;

     "Dividend" includes bonus;

     "Month" means calendar month;

     "Notice" means written notice unless otherwise specifically stated;

     "The Register" means the Register of Shareholders;

     "The Seal" means the Common Seal of the Company;

     "Secretary" means the person appointed to perform the duties of the Secretary of the Company and includes any Assistant or Acting Secretary;

     "Member" means the person or body corporate registered in the Register as the holder of shares in the Company, and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register as one of such joint holders;

     "These Islands" mean the Islands of Bermuda;

     "In writing" and "written" include printing, lithography, photography, and other modes of representing or reproducing works in visible form;

     "May" shall be construed as permissive;


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                                        5


     "Shall" shall be construed as imperative;

     Words importing the singular number only include the plural number and vice versa;

     Words importing persons include companies or associations or bodies of persons. whether corporate or unincorporate;

     Words and expressions shall bear the same meaning as in the Act or any statutory modification thereof in force for the time being;

     Words importing the masculine gender only shall include the feminine and neuter genders.


                      SHARE CAPITAL AND VARIATION OF RIGHTS
                      -------------------------------------

SPECIAL RIGHTS
2. (1) Any share in the Company may be issued with such preferential, deferred, qualified or special rights, privileges or conditions as the Company in General Meeting may from time to time determine.

     (2) Subject to the provisions of Section 42 of The Companies Act, 1981, any preference shares may, with the sanction of a resolution of the Members, be issued on the terms that they are, or at the option of the Company are, liable to be redeemed on such terms and in such manner as the Company before the issue of the shares may by resolution determine.

ALTERATION OF RIGHTS
3. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-quarters of the issued shares of that class, or with the sanction of a resolution passed at a separate General Meeting of the holders of the shares of the class by a majority of three-fourths of such holders voting in person or by proxy.

EFFECT OF ISSUING SHARES RANKING PARI PASSU WITH EXISTING SHARES
4. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares, ranking PARI PASSU therewith.

TRUSTS NOT RECOGNIZED
5. Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not except as by statute required, be bound to recognize any equitable or other claim or interest in such share on the part of any other persons.



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                                       6

RECEIPTS IN THE CASE OF JOINT HOLDERS
6. If two or more persons are registered as joint holders of any shares, then any one of such joint holders may give effectual receipts for dividends or other moneys payable in respect of the shares held by them as joint holders.

CERTIFICATES
7. Every Member shall be entitled to a certificate under the Seal of the Company, signed by the President or Vice-President, and also by the Secretary, or by any two Directors appointed for such purpose by the Directors, specifying the shares held by him and whether the same are fully paid up, and, if not how much has been paid thereon.

NEW CERTIFICATES
8. If any such certificate be worn out or defaced, then upon production thereof to the Directors, and on such reasonable indemnity as the Directors deem adequate being given, they shall order the same to be cancelled and shall issue a new certificate in lieu thereof. If any such certificate be lost or destroyed, then upon proof thereof to the satisfaction of the Directors, and on such reasonable indemnity as the Directors deem adequate being given, a new certificate in lieu thereof shall be issued.

DELIVERY OF CERTIFICATE
9. The certificate of shares registered in the names of two or more persons shall, unless otherwise directed by them in writing delivered to the Secretary, be delivered to the person first named in the Register.


                                      LIEN
                                      ----

COMPANY'S LIEN
10. The Company shall have a lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a lien on all shares (other than fully paid shares) standing registered in the name of a single person, for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Bye-Law. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

POWER OF SALE
11. The Company may sell, in much manner as the Directors may think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists, is presently payable, nor until the expiration of fourteen days alter a notice, stating and demanding payment of such part of the amount m respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the shares, or the person entitled thereto by reason of his death or bankruptcy.



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                                        7

TRANSFER ON SALE UNDER LIEN
12. To give effect to such sale the Directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in such transfer, and he shall not be bound to see the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

APPLICATION OF PROCEEDS OF SALE
13. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the persons entitled to the shares at the date of the sale.

                                CALLS ON SHARES
                                ---------------

CALLS
14. The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares and not by the conditions of the allotment thereof made payable at fixed times. A call may be revoked or postponed as the Directors may determine

WHEN CALL DEEMED TO BE MADE
15. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

INTEREST ON CALLS
16. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding seven (7) per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

SUMS PAYABLE ON ALLOTMENT DEEMED TO BE CALLS
17. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date shall for the purposes of these Bye-Laws be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-Laws as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

DIFFERENTIATION BETWEEN SHAREHOLDERS
18. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

PAYMENT IN ADVANCE
19. The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may pay interest at such rate not exceeding seven (7) per cent per annum as may be agreed between the Directors and the Shareholders paying such sum in advance.



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                                       8

LIABILITY OF JOINT HOLDERS
20. The joint holders of any share shall be jointly and severally liable to pay all calls in respect thereof.

                            REGISTRATION OF MEMBERS
                            -----------------------

REGISTRATION OF MEMBERS
21.  The Secretary shall enter in the Register the particulars required by
     Section 65 of the Act as read with the Company's incorporation Act or Memorandum of Association or any other provision of law and the Register shall be kept in such manner as to show at all times the Members of the Company for the time being and the shares respectively held by them The Register shall be open for inspection at the office of the Company between 10:00 a.m. and 4:00 p.m. on every working day.


                       TRANSFER AND TRANSMISSION OF SHARES
                       -----------------------------------


EXECUTION OF TRANSFERS
22. The instrument of transfer of any shares shall specify the nationality, address and occupation (if any) of the transferor and transferee respectively and shall be signed in the presence of one witness by the transferor and in like manner by the transferee The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof.

FORM OF TRANSFER
23. The instrument of transfer shall be in writing in the form "A" in the Schedule hereto or in such other form as the Directors shall in any special case sanction. The instrument of transfer may be on the back of the share certificate.

DIRECTORS MAY DECLINE TO REGISTER TRANSFERS; S. 50 OF THE ACT
24. The Directors may decline to register any share transfer upon which the Company has a lien; and in the case of shares not fully paid may refuse to register or transfer to a transferee of whom they do not approve, provided that the Directors comply with the requirement of notice as stated in
     Section 50 of the Act.

TRANSFER TO BE LEFT AT REGISTERED OFFICE AND EVIDENCE TO BE GIVEN
25. Every instrument of transfer shall be left at the registered office of the Company for registration, accompanied by the certificate of the shares to be transferred, and such other evidence as the Company may require to prove the title of the transferor, or his right to transfer the shares.

RESTRICTION ON TRANSFER
26. (1) Except as otherwise provided, no transfer of any shares whether by way of sale or otherwise shall be made except in accordance with the following conditions:-

     (a) the person desiring the transfer (hereinafter called "the Vendor") shall give notice to the Secretary of:

         (i) his desire to sell or otherwise dispose of the shares;

         (ii) the name, address and nationality of the intended transferee; and


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                                        9


         (iii) the price, if any, at which he intends to sell or, if none, the sum which be fixes as the fair value of the shares.

CONSTITUTION OF DIRECTORS AS VENDOR'S AGENTS
     (b) Such notice shall constitute the Directors as the Vendor's agent for the sale of the shares to any person of whom they approve at the price stated in the notice or at the option of the purchaser at a fair price to be fixed by the Company's Auditors and certified by them in writing. The offer made by such notice shall not be revocable except with the sanction of the Directors.

SUBMISSION OF NOTICE TO DIRECTORS
     (c) Such notice shall be submitted by the Secretary to the Directors as soon as possible after its receipt and they shall take such steps in the matter as they consider expedient.

RIGHTS OF PRE-EMPTION
     (d) If the Directors shall within a period of one month after such notice as aforesaid has been given find a person approved as aforesaid willing to purchase the shares and shall give notice thereof to the Vendor, he shall be bound to transfer such shares to the purchaser, provided that the purchaser shall sign an agreement in the form "F" in the Schedule hereto and that such agreement shall be forwarded by the Secretary to the Vendor with the notification of purchase.

FAILURE TO EXERCISE RIGHTS OF PRE-EMPTION
     (e) If the Directors shall not within one month of the receipt of the notice provided for in paragraph (1)(a) of this Bye-Law, give notice to the Vendor in accordance with the provisions of the last preceding paragraph, the Vendor shall at any time within one month after the expiration of the said month be at liberty subject to Bye-Law 24 to transfer the shares to the person named in the notice mentioned in paragraph (1)(a) of this Bye-Law provided that the sale price (if any) shall not be less than that stated in the said notice mentioned in paragraph (l)(a) hereof.

TRANSFER TO PURCHASER
     (f) If in any case the Vendor refuses or neglects on tender of the purchase money to transfer any shares for which the Company has found a purchaser one of the Directors or Officers of the Company duly nominated by resolution of the Directors for that purpose shall forthwith be deemed to be the duly appointed attorney of the Vendor with full power to execute, complete and deliver in the name and on behalf of the Vendor a transfer of the shares to the purchaser and the Company may receive and give a good discharge for the purchase money on behalf of the Vendor and enter the name of the purchaser in the Register as the bolder by transfer of the shares purchased by him.


     (2) The Directors may from time to time at their discretion declare any particular share transfer exempt from the provisions of paragraph (1) of this Bye-Law 26.


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                                       10
TRANSFER AMONG JOINT HOLDERS
27. Notwithstanding the provisions of Bye-Laws 24 and 26 the joint holders of any shares may transfer such shares or any of them to any one or more of such joint holders.

NOTICE OF REFUSAL
28. If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee a notice of refusal.

DEATH OF MEMBER
29. In the case of the death of a Member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Bye-Law contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with any other person.

RIGHTS ON DEATH
30. Any person becoming entitled to shares in consequence of the death of a Member upon producing such evidence as the Directors may deem sufficient, may be registered as a Member in respect of such shares, or may, subject to Bye-Laws 24 and 26 transfer such shares to some other person by executing an instrument of transfer in the form "B" in the Schedule hereto.


                              FORFEITURE OF SHARES
                              --------------------

IF NOTICE OR INSTALMENT NOT PAID, NOTICE MAY BE GIVEN
31. If any Member fails to pay any call or instalment on or before the day appointed for payment of same, the Directors may at any time thereafter, during such time as the call or instalment remains unpaid, serve a notice on such Member in the form "C" in the Schedule hereto requiring him to pay the same, together with any interest that may have accrued, and all expenses that may have been incurred by the Company by reason of such non-payment.

FORM OF NOTICE
32. The notice shall name a day (not less than fourteen days from the date of the notice), and a place on and at which such call or instalment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

IF NOTICE NOT COMPLIED WITH SHARES MAY BE FORFEITED
33. If the requirements of any such notice as aforesaid are not complied with, any shares in respect of which such notice has been given may, at any time thereafter, before payment of all calls or instalments, interest and expenses due In respect thereof, be forfeited by resolution of the Directors to that effect. Such forfeiture shall include all dividends declared or accruing in respect of the forfeited shares and not actually paid before forfeiture.

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                                       11

NOTICE OF FORFEITURE
34. When any share shall have been so forfeited, notice of the resolution shall be given to the person in whose name it stood immediately before the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register.

FORFEITED SHARES TO BECOME PROPERTY OF COMPANY
35. Any share so forfeited shall be deemed to be the property of the Company, and the Directors may sell, reallot, or otherwise dispose of the same in such manner as they think fit.

POWER TO ANNUL FORFEITURE
36. The Directors may, at any time before any share so forfeited shall have been sold, re-dotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE
37. Any person whose shares have been forfeited shall, notwithstanding be liable to pay, and shall forthwith pay to the Company, all calls, instalments, interest and expenses, owing upon or in respect of such shares at the time of the forfeiture together with interest thereon from the time of forfeiture until payment at seven (7) per cent per annum or at such other rate as shall be determined by the Directors and permitted by the general law for the time being in force and the Directors may enforce the payment thereof as they think fit.


                              ALTERATION OF CAPITAL
                              ---------------------

38.  The Company in General Meeting may by resolution:-

CONSOLIDATION AND SUB-DIVISION OF CAPITAL
     (a) consolidate and divide its share capital into shares of a larger par value than that fixed by the Company's Incorporating Act or Memorandum of Association (as the case may be);

INCREASE OF CAPITAL
     (b) sub-divide its shares into shares of a smaller par value than that fixed by the Company's Incorporating Act or Memorandum of Association (as the case may be) subject, nevertheless, to the provisions of
          Section 45 of the Act.

39. Subject to the provisions of Section 45 of the Act, the Company in General Meeting may by resolution increase its share capital to such sum as the resolution shall prescribe.

REDUCTION OF CAPITAL
40. Subject to the provisions of Section 46 of the Act, the Company in General Meeting may by resolution reduce its share capital to such sum not less than the minimum share capital prescribed by the Company's Incorporating Act or Memorandum of Association (as the vase may be) as the resolution shall prescribe.

                             MEETINGS OF THE COMPANY
                             -----------------------

ANNUAL GENERAL MEETING
41. The Annual General Meeting of the Company shall be held in each year other than the year of incorporation on a day and at a time and place to be fixed by the Directors and a notice of such meeting shall be given by mail, telex, facsimile or cable to each Member at his address as shown in the Register, at least five (5) days before the meeting takes place, stating the time, date and place and, so far as practicable, the objects of the Meeting.

SPECIAL GENERAL MEETING
42. The Directors may convene a Special General Meeting of the Company whenever in their judgment such a meeting is necessary, and such meeting shall be convened by notice in like manner as the Annual General Meeting at least twenty-one (21) days before the meeting takes place. Such notice shall state the time, date and place and, as far as practicable, the objects of the meeting.

QUORUM
43. At any General Meeting of the Company not less than two Members representing not less than seventy-five per cent (75%) of the outstanding shares of the capital of the Company, represented either in person or by proxy shall form a quorum for the transaction of business provided that where the Company has only one member, that member present in person or by proxy constitutes a quorum at such meeting and if a quorum does not assemble within half an hour after the time appointed for the meeting, the meeting may be adjourned to a fixture date, of which notice shall be given by mail, telex or cable to each Member at his address as shown in the Register at least twenty-one (21) days before the meeting takes place.

VALIDITY OF MEETING CALLED ON SHORT NOTICE
44. A meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in Bye-Laws 41 and 42, be deemed to have been duly called if it is agreed:

     (a) in the case of a meeting called as the Annual General Meeting, by all the Members entitled to attend and vote thereat, and

     (b) in the case of any other meeting by a majority in number of the Members having a right to attend and vote thereat being a majority together holding not less than ninety-five per cent (95%) in nominal value of the shares giving the right to attend and vote at the meeting.


POWER TO ADJOURN GENERAL MEETING
45. The Chairman of a meeting may, with the consent of the meeting, (and shall if so directed by the meeting) adjourn the same from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than business left unfinished at the meeting from which the adjournment took place.

RESOLUTION IN WRITING
46. Subject to the provisions of Section 77A of the Act and notwithstanding the foregoing anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a corporation whether or not a


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                                       13


     company within the meaning of the Act, on behalf of, all the members of the Company who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.


                               VOTING AT MEETINGS
                               ------------------

VOTING RIGHTS
47. Subject to any rights or restrictions attached to any classification of shares, at any meeting of the Company each Member shall be entitled to one vote fix each share held by him, and such votes may be given in person or by proxy, but no Member shall be entitled to vote at any meeting unless he has paid all calls upon the shares held by him.

JOINT HOLDERS

48. (1) When there are joint holders of any share, any one of such persons may vote at any General Meeting, either personally or by proxy, in respect of such share as if he were solely entitled thereto; and if more than one of such joint holders be present at any General Meeting personally or by proxy, that one of the said persons whose name stands first on the Register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Member in whose name any share stands shall fix the purposes of this Bye-Law be deemed joint holders thereof.

     (2) Any corporation which is a Member of the Company may by resolution of its Directors, a certified copy of which shall be left with the Secretary, authorise from time to time such person as it thinks fit to act as its representative at any meeting of the Members of the Company and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder of the Company and such person need not be a Member himself.

INSTRUMENT APPOINTING PROXY TO BE IN WRITING
49. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney-in-fact. The instrument appointing a proxy shall be in whichever of the forms "D" or "E" in the Schedule hereto is applicable.

DELIVERY OF PROXY
50. The instrument appointing a proxy shall be left with the Secretary not less than twenty-four (24) hours before the holding of the meeting or adjourned meeting, as the case may be, at which the person named in such instrument proposes to vote.

MODE OF DETERMINING QUESTIONS
51. All questions proposed for consideration of the Members at any meeting shall be determined by the majority of votes, and, except with respect to the election of Directors, all questions shall be decided by open voting, unless a majority of the Members present determine that any question is to be decided by poll, in which case the poll shall be in the manner prescribed by Bye-Law 51.

52. Where a vote is taken by poll each Member or holder of a proxy entitled to vote shall be determined with a poll paper, on which he shall record his vote in such


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                                       14

     manner as shall be determined at the meeting, having regard to the nature of the question on which the vote is taken, and each poll shall be signed or initialled or otherwise marked so as to identify the voter. At the conclusion of the poll, the poll papers shall be examined by the Chairman, with the assistance of a Member appointed for the purpose, and the result of the poll shall be declared by the Chairman. In the case of an equality of votes, the motion shall be lost.

DECLARATION BY CHAIRMAN
53. At any meeting, unless a matter is determined by poll, a declaration by the Chairman of the meeting that a resolution has been carried and an entry made to that effect in the minutes of the meeting shall be sufficient evidence of the fact.


                                   DIRECTORS
                                   ---------

NUMBER OF DIRECTORS
54. (1) The number of Directors shall be such number not less than two as the Company in General Meeting may from time to time determine.

ALTERNATE DIRECTORS
     (2) at any General Meeting of the Company the Shareholders present or represented may elect a duly qualified person or persons to act as Directors in the alternative to designated persons elected as Directors of the Company (hereinafter referred to as "Alternate Directors") or may authorise the Directors from time to time being in office to appoint such Alternate Directors and any person so appointed shall have the rights and powers of the Directors for whom they are appointed in the alternative, save that they shall not be entitled to attend and vote at any meeting of the Directors otherwise than in the absence of such Directors.

WHEN OFFICE OF DIRECTOR TO BE VACATED
55.  The office of a Director shall ipso facto be vacated:

     (a) If he becomes bankrupt or suspends payment or compounds with his creditors;

     (b)  If he becomes lunatic or of unsound mind;

     (c)  If by notice in writing to the Company he resigns his office; and

     (d) If he shall be removed from office pursuant to the provisions of Bye-Law 72.

GENERAL POWERS OF COMPANY VESTED IN DIRECTORS
56. The business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting and incorporating the Company, and who, in addition to the powers and authorities by these Bye-Laws or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed or required to be exercised or done by the Company in General Meeting subject nevertheless to the provisions of any Act and of these Bye-Laws and to any regulations from time to time made by the Company in General Meeting.

APPOINTMENT OF ATTORNEY
57. The Directors may from time to time and at any time by power of attorney appoint any person to be the attorney of the Company for such purposes and with such power; authorities and discretions (not exceeding those vested in the Directors) and for such period and subject to such conditions as they may think fit, and such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

CASUAL VACANCY
58. The Directors shall have power from time to time and at any time to appoint any person to fill a casual vacancy on the Board of Directors, who shall hold office until the next election of Directors, and the continuing Directors may act notwithstanding any vacancy in their number.

POWER TO APPOINT MANAGING DIRECTOR
59. The Directors may, from time to time, appoint one or more of their body to be a Managing Director or Managing Directors of the Company, either for a fixed term or without any limitation as to the period for which he or they is or are to hold office, and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places.

REMUNERATION OF MANAGING DIRECTOR
60. The remuneration of a Managing Director shall from time to time be fixed by the Directors, and may be by way of salary, or commission, or participation in profits, or by any or all of those modes.

POWERS OF MANAGING DIRECTOR
61. The Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable by the Directors as they think fit, and may confer such for such time, and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions as they think expedient, and they may confer such powers, either collaterally with, or to the exclusion of; and in substitution for, all or any of the powers of the Directors in that behalf, and may from time to time revoke, withdraw, alter, or vary all or any of such powers.

POWER TO APPOINT SUPERVISOR OF FINANCIAL AFFAIRS
62. The Directors may from time to time appoint a person to exercise a general supervision over the financial affairs of the Company in accordance with and subject to the directions of the Directors. Such person shall submit all accounts and vouchers to the Directors and or to the Auditors whenever so required and shall conform to such regulations and directions as the Directors shall prescribe. Such person shall give to the Company such security for the faithful performance of his, its or their duties in such manner as the Directors shall from time to time require.

DUTIES OF DIRECTORS
63. The Directors shall exercise a general supervision over the affairs of the Company and shall be responsible for the correct keeping of the books and for the safe keeping of all moneys and securities of the Company, and shall submit their accounts and vouchers to the Auditors whenever required so to do.

DIRECTORS' POWER TO DELEGATE TO COMMITTEES
64. The Directors may delegate any of their powers to Committees consisting of two or more of the Directors, but every such Committee shall conform to such directions as the Directors shall impose on it.

RIGHT TO HOLD OFFICE IN THE COMPANY
65. (1) A Director may hold any other office or place of profit in the Company (other than the office of Auditors) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Company in General Meeting may from time to time determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such office, or place of profit, or as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be voided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by mason of such Director holding that office or of the fiduciary relationship thereby established.

RIGHT TO PAYMENT FOR SERVICES
     (2) Any Director may act by himself or by his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as Auditors to the Company.

REMUNERATION OF DIRECTORS
66. The remuneration of the Directors shall from time to time be determined by the Company in General Meeting. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any Committee of the Directors or General Meetings of the Company or in connection with the business of the Company.

MEETINGS OF DIRECTORS
67. The Directors may meet together for the despatch of business, adjourn, and otherwise regulate their meetings as they think fit. Questions arising at any Meeting shall be decided by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Meeting of the Directors. Notice of Meetings of the Directors may be by telephone or otherwise and shall be given both to Directors and their Alternate Directors, if any. Such notice shall not be less than 5 days.

QUORUM
68. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two.

PROCEEDINGS OF COMMITTEE
69. (1) The meetings and proceedings of any Committee of the Directors appointed under Bye-Law 63 shall be governed by the provisions of these Bye-

     Laws for regulating the meetings and proceedings of the Directors, so far as the same are applicable thereto.

     (2) A meeting of Directors or of a Committee of Directors or of the members of any class thereof may be held by means of such telephone, facsimile electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such meeting shall constitute presence in person at such meeting.

VALIDITY OF ACTS WHERE APPOINTMENT DEFECTIVE
70. All acts done by any meeting of the Directors or by any Committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

RESOLUTION WITHOUT MEETING
71. A resolution in writing, signed by each Director or his Alternate, shall be as valid and effectual as if it had been passed at a Meeting of the Directors duly called and constituted.

REMOVAL OF DIRECTOR
72. Any Director may at any time be removed from office as a Director of the Company by resolution of the Shareholders to that effect. Any person who may have been appointed to be an Alternate Director of the Company to a Director who has been removed from office as hereinbefore provided shall cease to be an Alternate Director immediately upon the removal of such Director as aforesaid.


                                     MINUTES
                                     -------

MINUTES TO BE MADE
73. (1) The Directors shall cause Minutes to be duly entered in books provided for the purpose:-

     (a)  of all elections and appointments of officers;

     (b) of the names of the Directors or their Alternates present at each Meeting of the Directors and of any Committee of the Directors;

     (c)  of all orders made by the Directors and Committees of Directors; and

     (d) of all resolutions and proceedings of General Meetings and of meetings of the Directors and Committees of Directors.


AUTHORITY OF MINUTES
     (2) Any such Minutes of any meeting of the Directors, or any Committee, or of the Company, if purporting to be signed by the Chairman of that meeting, or by the

     Chairman of any succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such Minutes


                          OFFICERS OTHER THAN DIRECTORS
                          -----------------------------

OFFICERS
74. (1) The Officers of the Company shall consist of a President, one or more Vice-Presidents, a Secretary and such other Officers (including a Chairman of the Board) as the Directors may from time to time determine.

     (2) The Directors shall as soon as convenient after each election of Directors choose or elect one of their number to be the President of the Company, another to be the Vice-President of the Company and such other person or persons to hold any other offices (including Chairman of the Board or one or more Vice-Presidents) which the Directors may from time to time determine as hereinafter provided. If more than one person is proposed for any of these offices, the election shall be by ballot or such manner as the Directors may determine.

     (3) The Secretary shall be appointed or elected by the Directors and shall hold office during the pleasure of the Directors.

     (4) A Treasurer may be appointed or elected by the Directors and shall bold office during the pleasure of the Directors.

     (5) The same person may bold the offices of Secretary and Treasurer. A Vice-President may also be the Secretary or the Treasurer or the Secretary-Treasurer.

WHO TO BE CHAIRMAN OF MEETING
75. The Chairman of the Board (if any) shall act as Chairman at all meetings of the Shareholders or of the Directors at which he is present. In his absence the President, if present, shall be Chairman and, in the absence of both of them the Vice-President shall be Chairman. If none of these is present a Chairman shall be appointed or elected by those present at the meeting.

DUTIES OF SECRETARY
76. The Secretary shall attend all Meetings of the Company and of the Directors and shall keep correct Minutes of such Meetings and enter the same in proper books provided for the purpose. He shall perform such other duties as are prescribed by the Act or Bye-Law; or as shall be prescribed by the Directors. The Secretary shall receive such salary as the Directors shall from time to time determine.

     (a) The Company shall keep at its registered office a register of the directors and officers and the register shall contain the following particulars of each director and officer:

          (i)  present first name and surname;

          (ii) address;

          (iii) in the case of a local company, whether possessing Bermudian status within the meaning of the Bermuda Immigration and Protection Act, 1956.

                                   DIVIDENDS
                                   ---------

DECLARATION
77. The Directors may from time to time declare dividends but no dividend shall be payable except out of the profits of the Company.

RESERVE
78. The Directors may from time to time before declaring a dividend set aside out of the profits of the of the Company such sums as they think proper as a reserve fluid to be used to meet contingencies or for equalising dividends or for any other special purpose.

DECLARATION AND PAYMENT ACCORDING TO AMOUNTS PAID OR CREDITED AS PAID ON SHARES; APPORTIONMENT
79. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on shares in advance of calls shall be treated for the purposes of this Bye-Law as paid on the shares. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any shares are issued on terms providing that they shall rank for dividend as from a particular date such shares shall rank for dividend accordingly.

DEDUCTION FROM DIVIDENDS
80. The Directors may deduct from the dividends payable to any Shareholder all moneys due by him to the Company on account of calls or otherwise.

PAYMENT OTHERWISE THAN IN CASH
81. The Directors may, with the sanction of the Company in General Meeting, distribute in kind among the Shareholders by way of dividend any assets of the Company, and in particular any shares or securities of other companies to which the Company is entitled; provided always that no distribution shall be made which would amount to a reduction of capital except in the manner prescribed by law.


                     CAPITALIZATION OF PROFITS AND RESERVES
                     --------------------------------------

POWER TO CAPITALIZE
82. The Company in General Meeting may, upon the recommendation of the Directors, resolve that it is desirable to capitalize any undivided profits of the Company not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend (including profits carried and standing to the credit of any reserve or reserves or other special account), and accordingly that the Directors be authorised and directed to appropriate the profits resolved to be capitalized to the Members in the proportions in which such profits would have been divisible amongst them bad the same been applied in paying dividends instead of being capitalized and to apply such profits on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such Members respectively or in paying up in full unissued shares, debentures or securities to be allotted and distributed, credited as fully paid up, to and amongst such Members in the proportion aforesaid or partly in the one way and partly in the other and the Directors shall give effect to such resolution.

POWERS INCIDENTAL THERETO
33. Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby, and all allotments and issues of fully paid shares, debentures, or securities, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the cost of shares, debentures or securities becoming distributable in fractions, and also to anthorise any person to enter on behalf of all the Members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalization or (as the case may require) for the payment up by the Company on their behalf; by the application thereto of their respective proportions of the profits resolved to be capitalized of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such Members.


                                BORROWING POWERS
                                ----------------

POWER TO ISSUE SECURITIES
84. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all undertaking and property of the Company (including its uncalled capital) or any part thereof and to issue debentures, bonds, notes, and other securities, whether outright or as security for any debt, liability or obligation of the Company or otherwise.

EXECUTION OF SECURITIES
85. Every bond, obligation, debenture or other security issued by the Company shall be by deed under Seal.

REGISTER OF SECURITIES
86. A register of bonds, debentures and other securities shall be kept by the Company, in which shall be entered the number and date of every bond, debenture or other security and the sum secured thereby and the names and parties thereto (if any) with their proper additions and all other necessary particulars thereof.

TRANSFER OF SECURITIES
87. The Directors may from time to time make such regulations for controlling the transfer of any bond, debenture or other security as they may deem expedient, provided that no such regulation shall affect the bolder or transferee of any bond, debenture or other security unless distinct notice of such regulations shall appear thereon.

TRANSFER OF TRUSTEES
88. The Directors may, for the purpose of securing the payment of any such bonds, debentures, or other securities as aforesaid, or the payment with interest of any money so borrowed as aforesaid, or- payable under contract or otherwise, make and carry into effect any arrangement which they may deem expedient by assigning or conveying any property of the Company, including its uncalled capital, to trustees.


                                    ACCOUNTS
                                    --------

PROPER ACCOUNTS TO BE KEPT
89. The Directors shall cause true accounts to be kept of all transactions of the Company in such manner as to show the assets and liabilities of the Company for the time being, and the books of account shall at all times be kept at the registered office of the Company or at such place as the Directors may from time to time determine and shall always be open to the inspection of the Directors.

PROFIT-AND-LOSS STATEMENT
90.  Unless otherwise so agreed by all Directors and Members in accordance with section 88 of The Act at the Annual General Meeting in each year, the Directors shall lay before the Members a Profit-and-Loss Statement.

BALANCE SHEET
91.  Unless otherwise so agreed by all Directors and Members in accordance with section 88 of The Act the Directors shall cause to be made out in every calendar year and to be laid before the Company in General Meeting a Balance Sheet as at the date to which the Profit-and-Loss Statement is made up. Every Balance Sheet laid before the Company in General Meeting shall be signed on behalf of the Board by two of the Directors and the Auditors' Report (if any) shall be attached to the Balance Sheet and such Report shall be read to the meeting and shall be open to inspection by any Member.


                                     AUDIT
                                     -----

AUDITORS
92.  Unless otherwise so agreed by all Directors and Members in accordance with section 88 of The Act at the Annual General Meeting or at a subsequent Special General Meeting in each year an independent representative of the Members shall be appointed by them as Auditors of the accounts of the Company and such Auditors shall hold office until the Members shall appoint other Auditors. Such Auditors may be Members but no Directors or Officers of the Company shall, during their continuance in office, be eligible to act as Auditors.

AUDITORS
93. The remuneration of the Auditors shall be fixed by the Shareholders at the time of their appointment or subsequently and they may delegate this duty to the Directors.

REMUNERATION OF AUDITORS
94. If the Auditors' office becomes vacant by the resignation or death of the Auditors or by their becoming incapable of acting by reason of illness or absence from Bermuda at a time when their services are required, the Directors shall, as early as practicable, convene a Special General Meeting to appoint Auditors to act during the incapacity of the Auditors.

DUTY TO EXAMINE BOOKS
95. (1)The Auditors shall examine such books, accounts and vouchers as may be necessary for the performance of their duties.

DUTY TO REPORT TO MEMBERS
     (2) The Auditors shall make a report to the Members on the accounts examined by them and on every Balance Sheet laid before the Company in General Meeting during their tenure of office, and the report shall state:-

     (a) whether or not they have obtained all the information and explanations they have required; and

     (b) whether in their opinion the Balance Sheet referred to in the report is properly drawn up so as to exhibit a true and correct view of the state of the Company's affairs according to the best of their information and the explanations given to them and as shown by the books of the Company.

REPORT TO BE READ
     (3) The report of the Auditors shall be read at the General Meeting at which the Balance Sheet is submitted.

AUDITORS TO BE FURNISHED WITH LIST OF BOOKS, ETC.
     (4) The Auditors of the Company shall be furnished with a list of all books kept by the Company and shall at all times have the right of access to the books and accounts and vouchers of the Company, and shall be entitled to require from the Directors and Officers of the Company such information and explanations as may be necessary for the performance of their duties.

RIGHT TO ATTEND MEETINGS
     (5) The Auditors of the Company shall be entitled to attend any General Meeting of the Company at which any accounts which have been examined or reported on by them are to be laid before the Company and to make any statement or explanations they may desire with respect to the accounts, and notice of every such meeting shall be given to the Auditors in the manner prescribed for Shareholders.

                                     NOTICES
                                     -------

HOW NOTICE SERVED
96. A notice may be served by the Company on any Member either personally or by telex facsimile or cable or by sending it through the post prepaid in an envelope addressed to such Shareholder at his address as registered in the Register.

NOTICE TO JOINT HOLDERS
97. Any notice required to be given to the Members shall with respect to any shares held jointly by two or more persons be given to all such persons.

WHEN DEEMED DELIVERED
98. Any notice served by telex facsimile or cable shall be deemed to have been received the day following the day on which the telex facsimile or cable was sent, and any notice served by post shall be deemed to have been served at the time when the same would be delivered in the ordinary course of post, and, in proving such service, it shall be sufficient to prove that the envelope containing the notice was properly addressed and prepaid and the time when it was posted.

MEMBERS RESIDENT ABROAD
99. All notices being posted to addresses outside these islands shall so far as may be practicable be forwarded by air mail.


                                   WINDING UP
                                   ----------

DISTRIBUTION IN SPECIE
100. If the Company shall be wound up the Liquidator may, with the sanction of the Company in General Meeting divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same nature or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.

     The Liquidator may, with like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the Liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.


                                      SEAL
                                      ----

CUSTODY OF SEAL
101. (1) The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or a Committee of the Directors authorised by the Directors in that behalf; and every instrument to which the Seal shall be affixed shall be signed by (a) any two Directors
     (b) a Director and the Secretary or an Assistant Secretary; or (c) any two persons appointed or authorized for the purpose by (i) the Directors or
     (ii) a Committee of the Directors which has been authorized by the Directors in that behalf; provided that the Secretary of the Company may affix the Seal of the Company over his signature only to any authenticated copies of these Bye-laws, the Minutes of Meetings or any other documents required to be authenticated by him.

     (2) The Directors may in addition to the Seal for use in Bermuda, have for use in any territory of place outside Bermuda one or more duplicate seals, and a deed or other document to which such seal is affixed under the authority of the Directors shall bind the Company as if it had been sealed with the Company's Common Seal.


                             ALTERATION OF BYE-LAWS
                             ----------------------

ALTERATION OF BYE-LAWS
102. No Bye-Law shall be rescinded, altered or amended, and no new Bye-Law shall be made, unless the same has been proposed at a meeting of the Directors and passed at a subsequent General Meeting.

                                     FORMS
                                     -----

FORMS TO BE USED
103. The forms in the Schedule shall be used, subject to such variations or alterations to meet the special circumstances or particular cases, as may be necessary and as the Directors may approve.

                                   INDEMNITY
                                   ---------

104.1(1) Subject to the proviso below every Director, Secretary and other
     Officer for the time being of the Company and the Trustees (if any) for the time being acting in relation to any of the affairs of the Company and every of their respective heirs, executors and administrators, shall be indemnified and secured harmless out of the funds of the Company in respect of, any loss liability or expense suffered or incurred by him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust (including but not limited to any loss or liability under contract, tort and statute of any applicable foreign law or regulation) of which the officer of person may be guilty in relation to the Company or any subsidiary thereof except such (if any) as he shall incur or sustain by or through his own dishonesty, fraud, wilful neglect or default provided always that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Act.

     Subject to the provisions of the Act, the Directors may purchase and maintain insurance at the expense of the Company for the benefit of any Director secretary or other officer of the Company against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done by him as a Director, Secretary or other officer.

     Every Director, Secretary and other officer for the time being acting in relation to any of the affairs of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Secretary or officer in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Act in which relief from liability is granted to him by the court.

     (2) Except so far as the provision of this Bye-law are avoided by any provision of the Act, no Director, Secretary or other Officer of the Company shall be liable for the acts, receipts, neglects, or defaults of the other Directors or Officers or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any moneys, securities, or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his pert, or for any other loss, damage, misfortune whatever which shall happen in relation to the execution of the duties of his office or in relation thereto, unless the same happened through his own dishonesty, wilful neglect or default.

                                    SCHEDULE


                              TO THE WITHIN-WRITTEN

                                   BYE-LAWS OF

                                   EARTH LTD.

                                    FORM "A"

                               TRANSFER OF SHARES

I/We (name(s) in full of transferor(s)}_________________________________________
________________________________________________________________________________


of (address(es)}________________________________________________________________
________________________________________________________________________________

(occupation(s)}_________________________________________________________________
(nationality(ies)}______________________________________________________________

in consideration of the sum of {state total consideration} _____________________

paid to me/us by (name(s)) in full of transferee} ______________________________
________________________________________________________________________________

of {address(es)}________________________________________________________________
________________________________________________________________________________


{occupation(s)}_________________________________________________________________
{nationality(ies)}______________________________________________________________

hereinafter called "the transferee(s)", do hereby transfer to the transferee(s) (number) ____________________ shares in the joint stock company called EARTH LTD. represented by the attached/within Certificate subject to the several conditions on which I/we held the same immediately before the execution hereof: and I/we the transferee(s) do hereby agree to take the said shares subject to the conditions aforesaid.

AS WITNESS my/our hand(s) the ___________ day of_______________, ______

SIGNED by the above-named transferor(s)
in the presence of:-                            ________________________________
                                                Transferor

_____________________________
Witness

                                                ________________________________
                                                Transferor


SIGNED by the above-named transferee(s)
in the presence of:                             ________________________________
                                                Transferee

                                    FORM "B"
                      TRANSFER BY PERSONAL REPRESENTATIVES

I/We (name(s) in full of transferor(s)) ________________________________________
________________________________________________________________________________

of (address(es)_________________________________________________________________
________________________________________________________________________________

Occupation(s))__________________________________________________________________
Nationality(ies))_______________________________________________________________

having become entitled in consequence of the death of (name of deceased Member) ________________________ to (number) __________ shares comprised in certificate(s) numbered _____________ standing in the Register of Members of EARTH LTD. in the name of the said deceased member instead of being registered myself/ourselves, in consideration of the sum of (state total consideration) _____________ paid to me/us by
(name(s) of transferee(s))______________________________________________________
________________________________________________________________________________

of (address(es)_________________________________________________________________
________________________________________________________________________________

Occupation(s)___________________________________________________________________
Nationality(ies)________________________________________________________________

hereinafter called "the transferee(s)", do hereby transfer to the transferee(s) (number) ____________ share(s) in the said Company subject to the several conditions on which the same were held immediately before the execution hereof; and I/we the transferee(s) do hereby agree to take the said shares hereby transferred subject to the conditions aforesaid.

AS WITNESS my/our hand(s) the ___________day of________________, _______.

SIGNED by the above-named transferor(s)
in the presence of                             _________________________________
                                               Transferor

____________________________
Witness
                                               _________________________________
                                               Transferor

SIGNED by the above-named transferee(s)
in the presence of:-                           _________________________________
                                               Transferee

____________________________
Witness
                                               _________________________________
                                               Transferee

                                    FORM "C"

                   Notice of Liability To Forfeiture of Shares

                                       of

                                    EARTH LTD

                                 ("the Company")


To: _________________
         Member

I am directed to my board to require you to pay at (place payment to be made) _______________________________________________ on or before the __________ day of _______________ 19__ the sum of____________________ (being the amount due from you in respect of a call made on the _________ day of _____________ last, in respect of (number) _________ shares held by you) together with interest thereon at the rate of seven per cent (7%) per annum from the _________ day of ______________ last (the day on which the call ought to have been paid to you) up to the day of actual payment.


I am further directed to inform you that in the event of your not making such payment of arrears of call and interest on or before the __________ day of____________ 19__ the (number) _________ shares held by you (in respect of which such call is owing) will be liable to be forfeited without further notice in accordance with the Company's Bye-Laws.


For and on behalf of
EARTH LTD.


per____________________________
          Secretary

                                    FORM "D"

                          Proxy Limited To One Meeting

                                       of

                                   EARTH LTD.

                                 ("the Company")



I/We (name(s) __________________________________________________________________
the holder(s) of (number) ____________________ shares in the Company hereby appoint (name of proxy) __________________________________ or whom failing (name of proxy) ___________________________________________ to be my/our proxy to vote on my/our behalf at the Annual/Special General Meeting of the Members of the said Company to be held on the day of _________________ 19__ and at any adjournment thereof.



AS WITNESS my/our hand(s) this ___________ day of________________, 19__.




SIGNED by the above-named Member(s)
in the presence of                             _________________________________
                                               Member

___________________________________
Witness
                                               _________________________________
                                               Member

                                    FORM "E"

                       Proxy Limited To A Specified Period

                                  in respect of

                                   EARTH LTD.

                                 ("the Company")




I/We (name(s) __________________________________________________________________
the holder(s) of (number) __________________ shares in the Company hereby appoint (name of proxy) ____________________________________________________ or
whom failing (name of proxy) __________________________________________ to be my/our proxy to vote on my/our behalf at any Annual/Special General Meeting of the Members of the said Company that may be held during the period (state period) __________________________________________________.


AS WITNESS my/our hand(s) this ___________ day of________________, 19___.


SIGNED by the above-named Member(s)
in the presence of                             _________________________________
                                               Member

________________________________
Witness
                                               _________________________________
                                               Member

                                    FORM "F"

                     Agreement to Purchase a Share or Shares

                                       of

                                   EARTH LTD.

                                 ("the Company")


I/We (name(s)-in-fill of purchaser(s)} _________________________________________
________________________________________________________________________________

do hereby agree to purchase from the Vendor(s) {name(s) of Member(s)} __________
________________________________________________________________________________
(number) __________ share(s) standing in his/her/their name(s) in the Register of Shares of the Company at the price of ______________________ and to complete such purchase within one week from this date.


AS WITNESS my/our hand(s) this ____________day of________________, 19___.


SIGNED by the above-named Purchases(s)
in the presence of                             _________________________________
                                               Purchaser

_______________________________
Witness                                        _________________________________
                                               Purchaser



SIGNED by the above-named Vendor(s)
in the presence of                             _________________________________
                                               Vendor

______________________________
Witness
                                               _________________________________
                                               Vendor

FORM NO. 2


                                  [Emblem Here]



                                     BERMUDA

                             THE COMPANIES ACT 1981

                          MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (SECTION 7(1) AND (2))

                            MEMORANDUM OF ASSOCIATION

                                       OF


                                   EARTH LTD.

                   (hereinafter referred to as "the Company")


1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.     We, the undersigned, namely,


NAME        ADDRESS      BERMUDIAN       NATIONALITY       NUMBER OF       DATE
                          STATUS                             SHARES         OF
                         (YES/NO)                          SUBSCRIBED      BIRTH

INFINEX                 AN EXEMPTED                     51,000 ORDINARY    N/A
INTERNATIONAL LTD.       BERMUDA                             SHARES
48 CEDAR AVENUE          COMPANY
HAMILTON HM 11
BERMUDA



   do hereby respectively agree to take such number of shares as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.     The Company is to be a exempted Company as defined by the Companies Act
       1981.

       EXEMPTED

4. The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels-

       N/A

5. The authorised share capital of the Company is US $103,000.00 divided into 100,000 ordinary voting shares of US $1.00 each and 30,000 ordinary non-voting shares of US $0.10 each. Ordinary voting shares and the ordinary non-voting shares shall rank equally in all respects, except that the holders of the ordinary non-voting shares shall not be entitled to vote at any meeting of the shareholders.

6. The objects for which the Company is formed and incorporated are as set out in the Earth Ltd. Act, 1996.

       (SEE ATTACHMENT)

7. The Company shall, in addition to the powers contained in the First Schedule to the Companies Act 1981 and the Earth Ltd. Act, 1996, have the additional powers set forth herein.



Signed by each subscriber in the presence of at least one witness attesting the signature thereof:

THE COMMON SEAL OF INFINEX INTERNATIONAL LTD.
WAS HEREUNTO AFFIXED IN THE PRESENCE OF:

/S/ ARNOLD A. FRANCIS
------------------------------------       ------------------------------------
ARNOLD A. FRANCIS - DIRECTOR


/S/ A. ROBERT MILLER
------------------------------------       ------------------------------------
A. ROBERT MILLER - DIRECTOR

(Subscribers)                              (Witnesses)



SUBSCRIBED THIS 13TH DAY OF JUNE, 1997.

                                                                     [Seal Here]

                                ADDITIONAL POWERS


(a) To borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any matter and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities.

(b) To enter into any guarantee contract or indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure with or without consideration, whether by unsecured obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the company or another subsidiary or a holding company of the Company or otherwise associated with the Company.

(c) To accept, draw, make, create, issue, execute, discount, endorse, negotiate bills of exchange, promissory notes and other instruments and securities, whether negotiable or otherwise.

(d) To sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise grant licenses, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities.

(e) To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

(f) To grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the Company or any Company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependents of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Company considers have any moral claim on the company or to their relations, connections or dependents, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payment toward insurance or another arrangement likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee, or pay money for any purpose likely, directly or indirectly to further the interests of the Company or of its Members or for any national, charitable, benevolent, educational, social, public, general or useful object.

(g) Subject to the provisions of Section 42 of the Companies Act 1981, to issue preference shares which at the option of the holders thereof are to be liable to be redeemed.

(h) To purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981.

                                     A BILL

                                    entitled

                           "The Earth Ltd. Act, 1996"
                           --------------------------

                                                                 [November 1996]

     WHEREAS a petition has been presented to the Legislature by Infinex International Ltd. an exempted company incorporated on 25th May, 1983, pursuant to the Companies Act, praying that an Act may be passed to incorporate Earth Ltd. as an exempted company with limited liability;

     AND WHEREAS it is deemed expedient to grant the prayer of the said petition:

     Be it enacted by the Queen's Most Excellent Majesty, by and with the advice and consent of the Senate and the House of Assembly of Bermuda, and by the authority of the same as follows:

SHORT    1.   This Act may be cited as The Earth Ltd. Act, 1996 and shall come
TITLE.        into force on the date of Assent.

INTER-   2.   In this Act, unless the context otherwise requires:
PRETATION.
              (a)  "auditor" means a firm of public accountants which has no financial interest in the Company or in its business apart from the audit, and any reference in the Companies Act to the term auditor insofar as it relates to the Company shall be construed accordingly;

              (b) "Certificate of Compliance" means a Certificate of Compliance issued pursuant to the Companies Act;

              (c)  "the Company" means Earth Ltd.;

              (d) "the Companies Act" means the Companies Act 1981 as amended from time to time;

              (e) "Earth Foundation" means a non-profit foundation to be incorporated under the laws of Switzerland having as its objects, the specified purposes;

              (f) "expatriate" means a person who, at the material time, is ordinarily resident in a country of which he or she is not a citizen;

              (g) "global market" means the group of persons which, at any particular time, consists of international travellers, expatriates, permitted purchasers, and such other person or persons, or class or classes of persons as the Minister of Finance may designate;

              (h) "international traveller" means a person who, at the material time, is:

                   (A) temporarily situate in a country in or of which he or she is neither ordinarily resident nor a citizen; or

                   (B)  travelling between countries.

              (i) "lottery" means a lawful scheme or arrangement whereby money or other valuable prizes are allotted or distributed by lot, chance or skill, or any combination thereof;

              (j) "Lotteries Act" means the Lotteries Act, 1944 as amended from time to time;

              (k) "may" in relation to any provision of this Act whereby a power is conferred, shall be construed as permissive;

              (l)  "Minister" means the Minister of Finance;

              (m) "permitted purchaser" means a person who, at the material time, is situate in a jurisdiction which:

                   (A)  permits the sale or solicitation of lottery tickets, or

                   (B) does not prohibit the sale or solicitation of lottery tickets;

              (n) "person" includes a company, trustee, association or body of persons, whether corporate or unincorporate;

              (o)  "Registrar" means the Registrar of Companies appointed under section 3 of the Companies Act;

              (p) "shall" in relation to any provision of this Act whereby a duty is imposed, shall be construed as imperative;

              (q) "similar organisation" means any company, corporation, foundation, trust or other entity created or established for the specified purposes;

              (r) "specified purposes" means raising funds through the mechanism of an on-going global lottery and directly or indirectly funding projects related to the global environment, including direct support for World Wide Fund For Nature (International Secretariat, Switzerland), and other worthy programmes or projects related to the environmental aspects of health, habitat, over-population, mass migration of refugees and others, man made and natural disasters, and environmentally sustainable economic development, including sustainable tourism;

              (s) words or expressions imparting the singular shall include the plural and words or expressions imparting the plural shall include the singular.

INCORPORA-    3.   If within six months after the passing of this Act a
TION.              Memorandum of Association, in such form as the Registrar
                   shall approve, is signed and filed in accordance with the provisions of the Companies Act, the persons who shall sign such memorandum and the persons who shall thereafter become members shall be a body corporate with a share capital under the name of "Earth Ltd." with the exclusive right to use that name in Bermuda and under that name to have perpetual succession with power to sue and liability to be sued in its corporate capacity in all courts of law, and to have and use a common seal with power to renew or change the same at pleasure.

EXEMPTED      4.   The Company shall be an exempted company for the purposes
COMPANY            of the Companies Act.


OBJECTS OF    5.   The principal objects and purposes of the Company shall be:
THE COMPANY.
                   (a)  to raise funds for and on behalf of the Earth Foundation or a similar organisation;

                   (b) to establish, finance, manage, operate and promote a lottery or lotteries for and on behalf of the Earth Foundation or a similar organisation;

                   (c)  to carry on any other activities set out in paragraphs
                        (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Companies Act.

POWERS OF     6.   The Company shall have the following powers:
THE COMPANY.
                   (a)  pursuant to and in furtherance of the objects and
                        purposes set forth in paragraphs (a) and (b) inclusive of Section 5:

                        (i) to establish, in Bermuda, a special purpose trust,
                            pursuant to Part II of the Trusts (Special
                            Provisions) Act 1989 the purposes of which shall be the specified purposes;

                   (b) to carry out its objects and purposes from a principal place of business within these Islands;

                   (c) to solicit and collect funds, grants, sponsorships, contributions, endowments, and pledges in any jurisdiction whatsoever in which such solicitations and collections are not prohibited by law;

                   (d) to solicit the sale of lottery tickets and subscriptions for the sale of lottery tickets in the global market and in any other jurisdiction whatsoever in which such sale or solicitation is:

                        (A)  permitted by law; or

                        (B)  not prohibited by law;

                   (e) to accept subscriptions or orders for the purchase of lottery tickets from a principal place of business within these Islands;

                   (f) to establish such legal entities in Bermuda or elsewhere as may be required for the objects and purposes of the Company;

                   (g) to appoint, authorize, contract with or engage persons for carrying out the objects and purposes of the Company and the exercise of the powers of the Company;

                   (h) to make and carry out contracts and other arrangements necessary for or incidental to the attainment of the objects and purposes of the Company and the exercise of the powers of the Company;

                   (i) to exercise all or any of the powers set out in the First Schedule to the Companies Act.

COMPLIANCE    7.   The Company shall comply with relevant national and
WITH RELEVANT      international laws and codes of good business conduct that
LAWS               may be applicable to the Company or to the business carried on by the Company. The Company shall impose such obligations upon the persons appointed, authorized or engaged by the Company, as the case may be, with respect to the administration, promotion or operation of each lottery as may be necessary to comply with such laws and codes.

LOTTERIES     8.   The provisions of the Lotteries Act shall not apply to any
ACT.               person in respect of a lottery which is:

                   (a)  conducted by or on behalf of the Company; and

                   (b)  promoted exclusively within the global market.

COMPANIES     9.   All provisions of the Companies Act which are not
ACT.               inconsistent with this Act shall apply to the Company.

ACCOUNTING    10.  (1)  In accordance with the provisions of Section 84, 87, 89
AND AUDIT               and 90 of the Companies Act, the Company shall in
PROVISIONS.             respect of its business for each financial year prepare
                        financial statements which shall be audited by the
                       Company's auditor.

                   (2) Notwithstanding anything contained in the Companies Act or rule of law to the contrary, the Company shall have no power to waive the laying of annual financial statements at a general meeting or to waive the auditor's report thereon or to waive the appointment of an auditor for any financial year, and, accordingly, the provisions of Section 88 of the Companies Act shall not apply to the Company.

                   (3)  (i) The Company's auditor shall, in addition to
                            reporting on the financial statements of the Company generally, also report on the lottery as provided in sub-section 10 (3)(ii).

                        (ii)The Company's auditor shall twelve months after the
                            commencement of the lottery produce to the Company and every twelve months thereafter an audit report relating to the affairs of the lottery which shall, amongst other matters, report on:

                            (a) the proper management and conduct of the lottery
                                in accordance with relevant laws and
                                international standards and authorisations granted; and

                            (b) the proper allocation and distribution of the
                                proceeds of the lottery.

                   (4) The Company shall, within three months of the date on which it receives the reports referred to in section 10(3), file copies of such reports and audited financial statements for the lottery with the Registrar, and, on receipt thereof, the Registrar shall place such reports in the Company's file that is maintained by the Registrar and open to inspection by the public;

                   (5) Upon failure by the Company to comply with any of the provisions of Section 10. the Minister may take steps to investigate the affairs of the Company under Section 132 of the Companies Act, and in the event such failure to comply shall, for the purposes of Section 132(8)(a) of the Companies Act, be construed as a contravention of the Companies Act.

                   (6) The Registrar shall, with respect to the issuance of a Certificate of Compliance for the Company, take into consideration amongst other matters the Company's compliance with requirements of Section 10.

SAVING OF     11.  Nothing in this Act shall be construed to affect the rights
RIGHTS OF          of Her Majesty, Her Heirs and successors or of any body
CROWN AND          politic or corporate or of any other person or persons except
OTHERS.            such as are mentioned in this Act, and those claiming by,
                   from or under them.